PRICING SUPPLEMENT NO. 72                                         Rule 424(b)(3)
DATED: April 15, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated August 26, 1998)


                                 $7,315,015,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount: $20,000,000  Floating Rate Notes [_]    Book Entry Notes [x]
Original Issue Date: 4/20/99   Fixed Rate Notes [x]       Certificated Notes [_]
Maturity Date: 4/20/2000                                  CUSIP #:  073928 HV 8
Option to Extend Maturity:     No  [x]
                               Yes [_]   Final Maturity Date:

                                                 Optional         Optional
                         Redemption              Repayment        Repayment
Redeemable On            Price(s)                Date(s)          Price(s)
N/A                      N/A                     N/A              N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.150%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:

 Index Maturity:

 Spread (plus or minus):

-----------------------------------

*     On October 20, 1999 and April 20, 2000.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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